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                                                                  Exhibit 99(n)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 (No. 333-107150) of our report dated September 24, 2003, relating to the financial statements of the Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Report of Independent Auditors" and "Independent Accountants" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
September 25, 2003